UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3416 Shadybrook Drive

Midwest City, OK 73110

(Address of principal executive offices)

405-923-1254

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

With the Company filing its 3 quarterly reports from 2019 as well as its extension to file its 2019 10k until May 14, 2020, Fresh Promise Foods will be current in its financial reporting obligations to the Security and Exchange Commission. The company's PCAOB auditing firm is Mr. Ben Borger.

On March 31, 2020, the Company’s board of directors and management determined to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), by up to 45 days in reliance on the order of the United States Securities and Exchange Commission, dated March 4, 2020 (Release No. 34-88318)(the “Order”), which permits registrants to delay certain filings required by the Securities Exchange Act of 1934 and the rules promulgated thereunder for up to 45 days due to conditions arising from the COVID-19 pandemic. The Company’s operations and business have experienced disruption due to these conditions. These disruptions include limited access to additional capital, and, as a result, management is unable timely to prepare and file the Annual Report. The Company will file the Annual Report as quickly as practicable, but not later than May 14, 2020.

Because there is uncertainty as to how the COVID-19 pandemic will evolve, it is impossible at this time to predict its impact on the Company’s business, financial position, operating results and liquidity; however, the impact could be substantial.

Accordingly, the Annual Report will contain the following risk factor (which may be modified in light of future events):

The Company’s business, financial condition, results of operations and liquidity could be substantially and adversely affected by the recent coronavirus outbreak.

In December 2019, an outbreak of a novel strain of coronavirus known as COVID-19 originated in Wuhan, China, and has spread to other countries, including the United States. On March 11, 2020, the World Health Organization declared the outbreak to be a pandemic. A number of jurisdictions in the United States have declared a state of emergency. Further, the governor of the State of Oklahoma, has issued an executive order pursuant to that declaration recommending that all individuals living in the state shelter at home or at their places of residence, except as needed to maintain the continuity of operations in certain sectors, in none of which the Company operates. As a result, for an unknown but possibly extended period, the following, among others, may be substantially and adversely affected to an extent that the Company cannot presently predict: the Company’s ability to conduct its operations, including its financial reporting systems, internal control over financial reporting and disclosure controls and procedures; its financial condition and results of operations; its capital and financial resources, including its liquidity; its balance sheet and its ability to account timely for those assets; its ability to conduct meetings with existing and prospective customers and suppliers; the ability of the Company and its customers to meet their financial obligations to one another and to others; travel restrictions and border closures; and, if its employees were to contract coronavirus, their ability to work. To the extent that the Company will be able to continue operating, it may incur additional costs in order to do so.

Cautionary Note Regarding Forward-Looking Statements

This report contains statements that are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that relate to expectations or forecasts of future events, including, without limitation, the Company’s future business, financial condition, results of operations and liquidity. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. They are based upon information available as of the date they were made and involve a number of risks and uncertainties which may cause them to be wrong. Accordingly, these statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update these statements in light of events or circumstances occurring after the date on which they were made, except as may be required by applicable securities laws. As a result of many known and unknown risks and uncertainties, including those relating to the COVID-19 pandemic’s effect on the Company’s business, financial condition, results of operations and liquidity, the Company’s actual results may differ materially from those expressed or implied by these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: March 31, 2020	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	President